Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Voting Agreement”), dated as of June 14, 2016, by and between Aegerion Pharmaceuticals, Inc., a Delaware corporation (“Aegerion”), and [       ], a [       ] (the “Shareholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Voting Agreement, Aegerion, QLT Inc., a corporation incorporated under the laws of British Columbia (“QLT”) and Isotope Acquisition Corp., a Delaware corporation and a wholly-owned indirect Subsidiary of QLT (“MergerCo”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), which provides, among other things, that MergerCo will be merged with and into Aegerion (the “Merger”), with Aegerion surviving the Merger as a wholly-owned indirect subsidiary of QLT;

WHEREAS, as of the date hereof, the Shareholder is the Beneficial Owner or record owner of [•] common shares without par value of QLT;

WHEREAS, the holders of a majority of the outstanding Shares (as defined below) entitled to vote on such matter will consider an ordinary resolution approving the issuance of Shares pursuant to the Merger and the Investment Agreement at the QLT Meeting; and

WHEREAS, as a condition to the willingness of Aegerion to enter into the Merger Agreement, and in order to induce Aegerion to enter into the Merger Agreement, the Shareholder has agreed to enter into this Voting Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Capitalized Terms.  Capitalized terms used but not defined in this Voting Agreement shall have the meanings ascribed to them in the Merger Agreement.

1.2                               Other Definitions.  For purposes of this Voting Agreement:

(a)                                 “Beneficially Own”, “Beneficial Ownership” or “beneficial owner” with respect to any Shares means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing.  Without duplicative counting of the same securities by the same holder, securities

Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are Affiliates of such Person and who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act, but excluding any Owned Shares that may be owned by employees of the Shareholder or its Affiliates in their capacity as directors of QLT.

(b)                                 “Owned Shares” means, collectively, all (i) Shares and other voting securities of QLT held of record or Beneficially Owned by the Shareholder as of the date hereof and (ii) Shares and other voting securities of QLT that become owned (whether Beneficially Owned or of record) by the Shareholder, whether upon the exercise of QLT Options or QLT RSUs, conversion of convertible securities or otherwise, after the execution of this Voting Agreement.

(c)                                  “Shares” means the common shares without par value in the authorized share structure of QLT.

ARTICLE II

TRANSFER AND VOTING OF SHARES

2.1                               No Transfer of Shares. The Shareholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of the Owned Shares or any interest in the Owned Shares, (b) deposit the Owned Shares or any interest in the Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of his, her or its Shares or grant any proxy or power of attorney with respect thereto or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of the Owned Shares (any such action in clause (a), (b) or (c) above, a “transfer”). Notwithstanding anything to the contrary in the foregoing sentence, this Section 2.1 shall not prohibit a transfer of Owned Shares by the Shareholder if (a) the Shareholder is an individual, (i) to any member of the Shareholder’s immediate family or to a trust for the benefit of the Shareholder or any member of the Shareholder’s immediate family, or (ii) upon the death of the Shareholder to such Shareholder’s heirs, or (b) the Shareholder is a partnership or limited liability company, to one or more partners or members of the Shareholder or to an Affiliate under common control with the Shareholder, as applicable; provided, however, that in each case a transfer shall be permitted only if as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing, satisfactory in form and substance to Aegerion, to be bound by all of the terms of this Voting Agreement.

2.2                               Vote in Favor of the Transaction and Related Matters.  The Shareholder, solely in the Shareholder’s capacity as a Shareholder of QLT (and not, if applicable, in the Shareholder’s capacity as an officer or director of QLT), irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Date (as defined below), at any meeting of the Shareholders of QLT or any adjournment thereof, or in connection with any action by written consent of the Shareholders of QLT, the Shareholder shall:

(a)                                 appear at each such meeting or otherwise cause all of the Owned Shares to be counted as present thereat for purposes of calculating a quorum;

(b)                                 vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of the Owned Shares:  (i) in favor of, and will otherwise support, the QLT Shareholder Resolution (as defined in the Merger Agreement) and the QLT Stock Option Plan Resolution (as defined in the Merger Agreement), (ii) in favor of any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the transactions contemplated by the Merger Agreement and (iii) except for the Merger and the Merger Agreement, against, and not otherwise support, any QLT Acquisition Proposal or any other action, agreement or transaction submitted for approval of QLT’s Shareholders that is intended, or would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or any of the transactions contemplated by the Merger Agreement or this Voting Agreement, including any extraordinary transaction, including any merger, consolidation, sale of assets, recapitalization or other business combination involving QLT or any QLT Subsidiary or any other action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of QLT under the Merger Agreement or that would reasonably be expected to result in any of the conditions to QLT’s obligations under the Merger Agreement not being fulfilled or satisfied.

During the term of this Voting Agreement, the Shareholder shall retain, at all times, the right to vote its Owned Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2.2 that are at any time or from time to time presented for consideration to QLT’s Shareholders, generally.

2.3                               Termination.  This Voting Agreement and the obligations of the Shareholder pursuant to this Voting Agreement shall terminate upon the earlier to occur of (a) the date the Merger Agreement shall have been validly terminated pursuant to its terms, (b) the date of any amendment, modification, change or waiver to any provision of the Merger Agreement that increases the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement), (c) in the event of an Aegerion Change of Recommendation or a QLT Change of Recommendation, in any such case in accordance with the terms of the Merger Agreement, and (d) the Effective Time (such earlier date, the “Expiration Date”).

2.4                               Shareholder Capacity.  The parties acknowledge that this Voting Agreement is entered into by the Shareholder in his, her or its capacity as owner of the Owned Shares and that nothing in this Voting Agreement shall in any way restrict, limit or prohibit the Shareholder or any Affiliate or representative of the Shareholder from exercising his or her fiduciary duties in his or her capacity as a director or officer of QLT.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to Aegerion as follows:

3.1                               Authorization; Binding Agreement.  The Shareholder has all legal right, power, authority and capacity to execute and deliver this Voting Agreement, to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby.  This Voting Agreement has been duly and validly executed and delivered by or on behalf of the Shareholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Aegerion, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms (subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to limitations of actions or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity).

3.2                               No Conflict; Required Filings and Consents.

(a)                                 The execution and delivery of this Voting Agreement to Aegerion by the Shareholder does not, and the performance of this Voting Agreement will not, (i) conflict with or violate any Law applicable to the Shareholder or by which the Shareholder is bound or affected, (ii) violate or conflict with the organizational documents of the Shareholder, if applicable, or (iii) except where it would not interfere with the Shareholder’s ability to perform his, her or its obligations hereunder, result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, material amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of the Shareholder’s properties or assets is bound or affected.  There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by the Shareholder of the transactions contemplated by this Voting Agreement. No proceedings are pending which, if adversely determined, will prevent or delay the Shareholder’s ability to vote or dispose of any of the Owned Shares.

(b)                                 The execution and delivery of this Voting Agreement by the Shareholder does not, and the performance of this Voting Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not interfere with the Shareholder’s ability to perform his, her or its obligations hereunder.

3.3                               Title to Shares.  The Shareholder is (or, with respect to the Owned Shares not held of record or Beneficially Owned by the Shareholder as of the date hereof, will be) the record or beneficial owner of the Owned Shares and has (or, with respect to the Owned Shares not held of record or Beneficially Owned by the Shareholder as of the date hereof, will have) good title to the Owned Shares free and clear of all liens, encumbrances, security interests, charges, claims, proxies or voting restrictions other than pursuant to this Voting Agreement or securities Law.  The Shareholder has (or, with respect to the Owned Shares not held of record or Beneficially Owned by the Shareholder as of the date hereof, will have) sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Voting Agreement.

3.4                               Adequate Information.  The Shareholder is a sophisticated investor with respect to the Shares and has received a copy of the Merger Agreement in substantially final form and otherwise has adequate information concerning the business and financial condition of each of Aegerion and QLT to make an informed decision regarding entry into this Voting Agreement, and has made its own analysis and decision to enter into this Voting Agreement based on such information as the Shareholder has deemed appropriate.

ARTICLE IV

COVENANTS OF THE SHAREHOLDER

4.1                               Further Assurances.  From time to time, at the request of Aegerion and without additional consideration, the Shareholder shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Aegerion may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

4.2                               Public Announcements.  The Shareholder shall not issue any press release or otherwise make any public statement with respect to the Merger Agreement, this Voting Agreement, the Merger or any other transactions contemplated by the Merger Agreement without the prior written consent of QLT and Aegerion, except as may be required by applicable Law or to the Shareholder’s partners, members, investors or prospective investors who are bound by a customary confidentiality agreement.

4.3                               No Solicitation of Acquisition Proposals.  Subject to Section 2.2, neither the Shareholder nor any of his, her or its officers, directors, managers, members or partners shall, and the Shareholder shall direct and cause his, her or its employees, agents, consultants and representatives not to, directly or indirectly, (a) solicit, initiate or knowingly encourage, knowingly cooperate with any person regarding, or knowingly facilitate (including by way of furnishing material non-public information) any QLT Acquisition Proposal, or (b) participate in any discussions or negotiations regarding any QLT Acquisition Proposal (but the foregoing will not prohibit the Shareholder or any of his, her or its representatives from making a person aware or otherwise informing such person of the provisions of this Section 4.3).

4.4                               Stop Transfer Order.  In furtherance of this Voting Agreement, the Shareholder authorizes Aegerion to request QLT to notify QLT’s transfer agent that there is a stop transfer order with respect to all of the Owned Shares other than Owned Shares permitted to be transferred hereunder, provided that any such stop transfer order will immediately be withdrawn and terminated by QLT upon the Expiration Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF AEGERION

5.1                               Authorization.  Aegerion has all legal right, power, authority and capacity to execute and deliver this Voting Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.  This Voting Agreement has been duly and validly executed and delivered by or on behalf of Aegerion and, assuming the due authorization, execution and delivery of this Voting Agreement by the Shareholder, constitutes a legal, valid and binding obligation of Aegerion, enforceable against Aegerion in accordance with its terms (subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to limitations of actions or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity).

5.2                               No Conflict; Required Filings and Consents.

(a)                                 The execution and delivery of this Voting Agreement to the Shareholder by Aegerion does not, and the performance of this Voting Agreement will not, (i) conflict with or violate any Law applicable to Aegerion or by which Aegerion is bound or affected, (ii) violate or conflict with the organizational documents of Aegerion, if applicable, or (iii) except where it would not interfere with Aegerion’s ability to perform its obligations hereunder, result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, material amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of Aegerion pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Aegerion is a party or by which Aegerion or any of Aegerion’s properties or assets is bound or affected.

(b)                                 The execution and delivery of this Voting Agreement by Aegerion does not, and the performance of this Voting Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not interfere with Aegerion’s ability to perform its obligations hereunder.

ARTICLE VI

GENERAL PROVISIONS

6.1                               Entire Agreement; Amendments.  This Voting Agreement, the Merger Agreement and the other agreements referred to therein constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.  This Voting Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

6.2                               No Survival of Representations and Warranties.  The representations and warranties made by the Shareholder in this Voting Agreement shall not survive any termination of the Merger Agreement or this Voting Agreement.

6.3                               Assignment.  The provisions of this Voting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Voting Agreement nor any of the rights, interests or obligations under this Voting Agreement shall be assigned by any party to this Voting Agreement (by operation of Law or otherwise) without the prior written consent of the other parties to this Voting Agreement.

6.4                               Severability.  If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner.

6.5                               Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement is not performed in accordance with its specific terms or is otherwise breached.  The Shareholder agrees that, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Voting Agreement, Aegerion shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach.  The Shareholder further agrees that none of Aegerion or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.5, and the Shareholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.6                               Governing Law.  This Voting Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Voting Agreement, or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.7                               No Waiver.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  None of the parties hereto shall be deemed to have waived any claim available to such party arising out of this Voting Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of such waiving party.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

6.8                               Notices.  Unless otherwise specifically provided in this Voting Agreement, all notices and other communications hereunder shall be in writing and made in accordance with this Section 6.8, and shall be deemed given: (a) if sent by registered or certified mail in the United States, return receipt requested, upon receipt; (b) if personally delivered, upon personal delivery to the party receiving notice; (c) if sent by facsimile or email of a .pdf, .tif, .gif, .jpeg or similar electronic attachment, on the Business Day transmitted so long as such notice is transmitted before 5:00 p.m. in the time zone of the receiving party, otherwise, on the next Business Day; or (d) if sent by a nationally recognized overnight air courier (such as UPS or Federal Express), upon receipt of proof of delivery.  Notice shall be provided to a party at the following address, facsimile number or email address:

To Aegerion:

Aegerion Pharmaceuticals, Inc.

One Main Street, Suite 800

Cambridge, MA 02142

USA

Facsimile:                             (617) 945-7968

Attention:                             Mary Szela, Chief Executive Officer

Email:                                                mary.szela@aegerion.com

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Facsimile:                             617-235-0822

Attention:                             Paul M. Kinsella

Email:                                                paul.kinsella@ropesgray.com

To the Shareholder: to the address, facsimile number or email address set forth on the signature page hereto.

Any party to this Voting Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 6.8; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

6.9                               Headings.  The heading references herein are for convenience of reference only and do not form part of this Voting Agreement, and no construction or reference shall be derived therefrom.

6.10                        Counterparts.  This Voting Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.11                        Amendment.  This Voting Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the parties hereto.

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IN WITNESS WHEREOF, each of Aegerion and the Shareholder has executed or has caused this Voting Agreement to be executed by their respective duly authorized officers, him or her, as applicable, as of the date first written above.

AEGERION PHARMACEUTICALS, INC.

By:
Name:
Title:

[SHAREHOLDER]

By:
Name:
Title:

Notice Address of the Shareholder:

Facsimile:

Attention:

Email:

with a copy to:

Facsimile:

Attention:

Email: